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                                                                  Exhibit 4.6




                            WENDOVER FUNDING, INC.

                EMPLOYEES' SAVINGS PLUS AND PROFIT SHARING PLAN





                                   Effective

                               September 1, 1990



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                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----
ARTICLE I - NATURE OF PLAN  . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II - DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . .    2

ARTICLE III - ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . .   10

ARTICLE IV - EMPLOYEE CONTRIBUTIONS . . . . . . . . . . . . . . . . . .   12

ARTICLE V - EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   17

ARTICLE VI - ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE VII - TERMINATION OF SERVICE-PARTICIPANT VESTING  . . . . . . .   27

ARTICLE VIII - TIME AND METHOD OF PAYMENT OF BENEFITS . . . . . . . . .   31

ARTICLE IX - EMPLOYER ADMINISTRATIVE PROVISIONS . . . . . . . . . . . .   38

ARTICLE X - ADMINISTRATIVE COMMITTEE  . . . . . . . . . . . . . . . . .   39

ARTICLE XI - PARTICIPANT ADMINISTRATIVE PROVISIONS  . . . . . . . . . .   42

ARTICLE XII - FIDUCIARIES DUTIES  . . . . . . . . . . . . . . . . . . .   45

ARTICLE XIII - DISCONTINUANCE, AMENDMENT, AND TERMINATION . . . . . . .   48

ARTICLE XIV - THE TRUST FUND  . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE XV - PARTICIPATION BY AFFILIATE OF COMPANY AND
               EMPLOYMENT WITH A MEMBER OF A CONTROLLED GROUP . . . . .   52

ARTICLE XVI - DIRECTED INVESTMENT OPTIONS . . . . . . . . . . . . . . .   53

ARTICLE XVII - TOP-HEAVY RULES  . . . . . . . . . . . . . . . . . . . .   54

ARTICLE XVIII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   58

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                          ARTICLE I - NATURE OF PLAN


        The Board of Directors of Wendover Funding, Inc. ("Employer") has by appropriate resolution of said Board adopted the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan ("Plan") as hereinafter stated to he effective as of September 1, 1990.

        The purpose of this Plan is to provide additional incentive and retirement security for eligible Employees of the Employer.

        WHEREAS, effective September 1, 1990, the Employer has adopted this Plan;

        WHEREAS, it is the intention of the Employer to establish a Savings Plus and Profit Sharing Plan and Trust for the sole and exclusive benefit of its eligible Employees who qualify as Participants hereunder and their beneficiaries, as herein provided, under the provisions of Section 401 of the Internal Revenue Code, as amended by the Employee Retirement Income Security Act of 1974, and to make contributions thereto under the provisions of Section 404 of said Internal Revenue Code, as amended; and

        WHEREAS, it is the intention of the Employer and the Trustees to operate this Plan and Trust in accordance with the provisions of the Internal Revenue Code as amended by the Employee Retirement Income Security Act of 1974, as interpreted by regulations prescribed by the Department of the Treasury and the Secretary of Labor; and

        WHEREAS, this Plan embodied herein has been duly approved and authorized by the Board of Directors of said Company;


                        NOW, THEREFORE, THIS AGREEMENT,


                               CREATION AND NAME
                               -----------------

        This Plan is effective September 1, 1990. The name of the Plan shall be designated as WENDOVER FUNDING, INC. EMPLOYEES SAVINGS PLUS AND PROFIT SHARING PLAN, hereinafter referred to as "Plan."

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                   ARTICLE II - DEFINITIONS AND CONSTRUCTION


        Definitions. For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise.

        2.01 "Accounts" shall mean the separate accounts maintained to record the interest of a Participant under the Plan, consisting of the following Accounts.

              (a) Employee Savings Plus Account - shall mean a separate account maintained for each Participant consisting of all Employee Salary Deferral Contributions, earnings of the Trust, adjustments for withdrawals, and realized and unrealized gains and losses attributable thereto.

              (b) Employer Matching Account - shall mean a separate account maintained for each Participant who makes an Employee Salary Deferral Contribution and consisting of his allocable share of Employer Matching Contributions and earnings of the Trust, and realized and unrealized gains and losses allocable to such account.

              (c) Employer Discretionary Matching Account - shall mean a separate account maintained for each Participant who makes an Employee Salary Deferral Contribution and consisting of his allocable share of any Employer Discretionary Matching Contributions, and earnings of the Trust, and realized and unrealized gains and losses allocable to such account.

              (d) Employer Profit Sharing Account - shall mean a separate account maintained for each Participant and consisting of his allocable share of Employer Profit Sharing contributions, earnings of the Trust, forfeitures, realized and unrealized gains and losses allocable to such account.

              (e) Employee Rollover Account - shall mean a separate account maintained for each Participant who makes a Rollover Contribution to the Plan consisting of such contribution, earnings of the Trust, adjustments for withdrawals and realized and unrealized gains and losses attributable thereto.

        2.02 "Accrued Benefit" shall mean the amount of a Participant's Accounts as defined in Section 2.01.

        2.03 "Act" shall mean the "Employee Retirement Income Security Act of 1974," as amended.

        2.04 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

        2.05 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the (Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the (Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

        For purposes of this Section 2.05, the term "controlled group" means any two or more corporations, trades or businesses under common control of which the Employer is a member, or two or more "affiliated organizations" under Code
Section 414(m). The term "two or more corporations, trades or businesses under common control" will include any group of corporations, trades or businesses which is either:


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              (a)  a parent-subsidiary group, or

              (b)  a brother-sister group, or

              (c)  a combined group

within the meaning under Code Sections 414(b), 414(c), and 414(m) and their Regulations.

        All Employees of a controlled group he treated as employed by a single Employer for purposes of applying the provisions of qualification of this Plan; of minimum participation standards of this Plan; of minimum vesting standards of this Plan; and of limitation of benefits and contributions under this Plan.

        2.06 "Annual Addition" shall mean the sum of the following additions to a Participant's Account for the Limitation Year:

              (a)  Employer Contributions,

              (b)  Forfeitures,

              (c)  Employee Contributions, and

              (d) Amounts allocated, after March 31, 1984, to an individual medical account as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and amount derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

        2.07 "Beneficiary" shall mean any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant.

        2.08 "Board of Directors" shall mean the Board of Directors of Wendover Funding, Inc. unless otherwise indicated or the context otherwise requires.

        2.09 "Break in Service" shall mean a Plan Year in which an Employee is credited with not more than 500 Hours of Service, as measured by the vesting computation period.

        2.10  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.11  "Company" shall mean the Employer as defined in Section 2.17.

        2.12 "Compensation" shall mean an Employee's Compensation for any Plan Year consisting of the total annual compensation (excluding bonuses) actually paid to the Employee by the Employer for the Plan Year concerned, including any amount of earnings deferred under any other qualified Employer sponsored plan under Code Sections 125, 401(k), 403(h), 408(k), or any other qualified Cash or Deferred Arrangement, but excluding any reimbursements for the use of an automobile, any reimbursements due to moving expenses, and the taxable value of any Employer paid group term life insurance, or other taxable fringe benefit provided by the Employer. For Plan Years beginning after December 31, 1988, annual Compensation used shall not exceed $200,000, (or other amount as approved by the Secretary of the Treasury). Notwithstanding the foregoing, Compensation shall flow include deferred compensation, stock options, and other distributions which receive special Federal income tax benefit within the meaning of Section 415 of the Code. For the purposes of a contribution or an


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allocation under the Plan based on compensation, Compensation shall only include amounts actually paid an Employee during the period he is a Participant in the Plan.

        In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, beginning in such calendar year over which compensation is determined (determination period). If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

        2.13  "Computation Periods"

              (a) Eligibility Computation Period - the 12 consecutive month period in which the Employee is credited at least 1,000 Hours of Service. The initial, period begins on the employment or re-employment commencement date on which an Employee first performs one "Hour of Service" for the Employer. His subsequent Eligibility Computation Period shall be measured from succeeding Plan Years, the first of which begins with the first day of the Plan Year that includes the first anniversary of such Employee's Employment Commencement Date.

              An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two (2) Years of Service for purposes of eligibility to Participate.

              (b) Vesting Computation Period - the 12 consecutive month period beginning with the first day of the Plan Year and ending with the last day of the Plan Year in which an Employee is credited with at least 1,000 Hours of Service. Thus, if an Employee is not credited with at least 1,000 Hours of Service during a Plan Year, he is not given credit for a Year of Service for vesting purposes.

        2.14 "Contributions" shall mean contributions to this Plan from one of the following sources:

              (a) Employee Salary Deferral Contribution - shall mean the amount which the Employee contributes under Section 4.01(a) of the Plan.

              (b) Employer Matching Contribution - shall mean the Employer's required contributions to the Plan under Section 5.01(a) for Participants making Employee Salary Deferral Contributions.

              (c) Employer Discretionary Matching Contribution - shall mean the Employer's discretionary contributions to the Plan under Section 5.01(b) for Participants making Employer Salary Deferral Contributions.

              (d) Employer Profit Sharing Contribution - shall mean the Employer's discretionary contribution to the Plan under Section 5.01(b).

              (e) Rollover Contribution - shall mean a contribution to the Plan of any part or all (in excess of employee contributions) of a distribution from an employee's trust described in Section 401(a) of the


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Code which is exempt from tax under Section 501(a) thereof (other than a trust forming a part of a plan under which the Employee was an employee within the meaning of Section 401(c) at the time contributions were made on his behalf under the plan) or an annuity plan described in Section 403(a) of the Code (other than a plan under which the Employee was a employee within the meaning of Section 401(c) at the time contributions were made on his behalf under the plan) and any earnings thereon (whether such contribution is paid directly by the Employee, from such other trust or annuity plan, or from an individual retirement account, individual retirement annuity, or retirement bond) in a manner which would constitute a rollover contribution within the meaning of
Section 402(a)(5), 403(a)(4), 408(d)(3), or 409(b)(C) of the Code.

        2.15  "Dates":

              (a) Effective Date - The effective date of the Plan is September 1, 1990.

              (b) Anniversary Date - March 31. Effective December 31, 1992 and thereafter the Anniversary Date is December 31.

              (c) Plan Entry Dates - April 1 and October 1. However, the initial Entry Date is September 1, 1990. Effective January 1, 1993, Plan Entry Dates are January 1 and July 1.

              (d) Valuation Date of Assets. Effective January 1, 1994, the last day of each calendar quarter and each other date selected by the Administrative Committee from time to time.

        2.16 "Employee" shall mean any person on the payroll of the Employer (including "leased" employees as defined by Code Section 414(n)(2)), or on approved Leave of Absence who is subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act with the following exceptions:

              (a) leased employees shall not be included if such employees constitute less than 20% of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(1)(C)(ii), and

              (b) any Employee of the Employer who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

        2.17  "Employer" shall mean WENDOVER FUNDING, INC., (a corporation).
The term Employer shall also apply to any subsidiary or Affiliated Employer who adopts the Plan and who, at the time such reference applies, are included in the list of Affiliated Employers set forth below. For the purpose of this Plan, Wendover Funding, Inc. shall deal exclusively with the funding agent and shall be deemed the representative of each Employer, and any action taken by Wendover Funding, Inc. shall be binding on all Employers.

        List of Affiliated Employers              Date of Plan Adoption
        ----------------------------              ---------------------
                   None                                    N/A

        An Employer may be removed from the above list as of the date on which it ceases to be subsidiary to, affiliated with, or allied with Wendover Funding, Inc., or such Employer loses its status as a legal entity by means of dissolution, merger, consolidation, bankruptcy, or otherwise. An Employer shall also be removed from the list of Employers upon the termination of the Plan for that Employer.

        As used in the further provisions of the Plan, the term Employer shall be deemed to apply to each Employer independently. The requirement that Wendover Funding, Inc. deal exclusively with the funding agent


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is for administrative convenience only.  In no event shall this Plan be interpreted to be a multiemployer plan as defined in Section 3(37) of the Employee Retirement Income Security Act of 1971.

        2.18 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer.

        2.19 "Fiscal Year: shall mean the Employer's taxable year for Federal income tax purposes.

        2.20 "Forfeiture" shall mean the portion of a Participant's Employer funded Account which does not become part of the Participant's vested Accrued Benefit when his employment with the Employer ends.

        2.21  "Hour of Service" shall mean:

              (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Administrative Committee shall credit Hours of Service under this paragraph (a) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid.

              (b) Each Hour of Service for back pay, (irrespective of mitigation of damages), to which the Employer has agreed or for which the Employee has received an award. The Administrative Committee shall credit Hours of Service under this paragraph (b) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and

              (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as Leave of Absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. Notwithstanding the preceding provisions of this paragraph (c), the Administrative Committee shall not credit:

                   (1) More than Five hundred one (501) Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year);

                   (2) An Hour of Service to an Employee on account of a period during which the Employee does not perform any duties if the payment the Employer makes (or the payment due) is under a plan maintained solely for the purpose of complying with the applicable workman's compensation law, unemployment compensation law or disability insurance law; and

                   (3) An Hour of Service for a payment to an Employee which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

              (d) The Administrative Committee shall not credit an Hour of Service under more than one (1) of the above paragraphs. Furthermore, if the Administrative Committee is to credit Hours of Service to an Employee for the twelve (12) month period beginning with the Employee's Employment Commencement Date, then the twelve (12) month period shall be substituted for the term "Plan Year" wherever the latter term appears in this paragraph. The Administrative Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee. Furthermore, in crediting Hours of Service under this paragraph, the Administrative Committee shall apply the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph.


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              (e)  An Employee or Participant for whom hourly records are not maintained shall be credited with ninety-five (95) Hours of Service semi-monthly, if compensated semi-monthly, or one hundred ninety (190) Hours of Service monthly, if compensated on a monthly basis, for each period described above which if the Employee were hourly rated would have been credited with one Hour of Service under paragraphs (a), (b) or (c).

              (f) Maternity - Solely for purposes of determining whether a Break in Service (as defined in Section 2.09) for participation and vesting purposes, has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence subject to a maximum of 501 Hours of Service for such Plan Year. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of cuing for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited
(1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

        2.22 "Leave of Absence" shall mean any period of absence from the active employment of the Employer due to jury duty and compulsory service in the Armed Forces of the United States if the Employee returns to active Service with the Employer within 90 days after he first becomes eligible for release from such active duty. A Leave of Absence may be granted by the Employer for sickness, vacations, disability, or other similar reasons under rules established by it and uniformly applied by it to all individuals similarly situated. If the Employee does not return to active Service with the Employer within ninety (90) days of the termination of his Leave of Absence, his Service will be deemed to have ceased on the date his absence first commenced.

        2.23 "Limitation Year" shall mean each 12 month period beginning January 1 and ending the following December 31. Execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes adopting a written resolution by the Employer electing a Limitation Year pursuant to governmental regulations.

        2.24 "Net Profits" shall mean the Employer's current or accumulated earnings as determined in accordance with generally accepted accounting practices.

        2.25 "Normal Retirement" shall mean the Valuation Date coinciding with or next following the Participant's sixty-fifth (65th) birthday.

        2.26 "Participant" shall mean any Employee who becomes a participant as provided in Article III and has not for any reason become ineligible to participate further in the Plan. An "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant but on whose behalf an Account is still maintained under the Plan.

        2.27  "Party in Interest" shall mean:

              (a)  the Trustee of the Plan;

              (b)  a person providing services to the Plan;

              (c)  an Employer, any of whose Employees are covered by the Plan;

              (d) an Employee organization, any of whose members are covered by the Plan;


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              (e)  an owner of the Employer as defined in Section 3(14)(E) of the Employee Retirement Income Security Act of 1974;

              (f) a relative (as defined in Section 3(15) of the Employee Retirement Income Security Act of 1974) of any individual referred to in (a) through (e) above;

              (g) an Employee, officer, director or 10% or more shareholder of a person described in (b), (c), (d), and (e) above;

              (h) any other person, individual, corporation, partnership, trust or estate who is considered a "partly in interest" within the meaning of
Section 3(14) of the Employee Retirement Income Security Act of 1974.

        2.28 "Plan" shall mean the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan as established herein and amended from time to time.

        2.29 "Plan Administrator" shall mean the Employer or the person or persons who have been or are in the future named by the Employer to administer the Plan.

        2.30 "Plan Year" shall mean the 12 month period beginning April 1 and ending 12 months later on March 31. However, the first Plan Year shall begin September 1, 1990 and end on March 31, 1991. Effective January 1, 1993, the Plan Year shall begin each January 1 and end the following December 31 with a short 9-month transitional Plan Year of April 1, 1992 to December 31, 1992. Effective January 1, 1993, Plan Entry Dates are January 1 and July 1.

        2.31 "Qualifying Year of Service" shall mean an Eligibility Computation Period as defined in Section 2.13(a) during which an Employee completes at least 1,000 Hours of Service and shall commence on such Employee's latest date of employment.

        2.32 "Service" shall mean any period of time the Employee is in the employ of the Employer, including any period the Employee is on Leave of Absence authorized by the Employer under a uniform nondiscriminatory policy applicable to all Employees. Service with any predecessor Employer that maintained this Plan shall be recognized for all purposes hereunder.

        2.33  "Suspense Account" shall mean an account established pursuant to
Section 615.

        2.34 "Trust" shall mean the trust established to hold, administer, and invest the contributions made under the Plan.

        2.35 "Trust Agreement" shall mean the agreement between the Employer and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

        2.36 "Trustee" shall mean the person, persons or entity from time to time appointed a Trustee under the Trust Agreement.

        2.37 "Trust Fund" shall mean all property of every kind held or acquired by the Trustee under the Trust Agreement.

        2.38 "Vested Interest" shall mean a nonforfeitable right to all or a portion of the Accrued Benefit.

        2.39 "Year of Service" - The term "Year of Service" means a 12 consecutive month period during the applicable computation period in which the Employee has completed at least 1,000 Hours of Service.


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

        Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

        Construction. It is the intention of the Employer that the Plan be qualified under the provisions of the Code and the Act and all provisions hereof shall be construed to that result.


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

                  ARTICLE III - ELIGIBILITY AND PARTICIPATION


        3.01  Eligibility.  Eligibility to participate shall be as follows:

              (a) Participants at Effective Date. Each Employee who as of September 1, 1990 has attained the age of twenty-one (21) and has completed six (6) Months of Service, shall become a Participant as of September 1, 1990.

              (b) Participants Subsequent to Effective Date. Each other Employee shall become a Participant in the Plan on the Plan Entry Date (if he is employed on that date) coincident with or immediately following his employment date provided he has attained age twenty-one (21) and has completed one (1) Qualifying Year of Service. However, effective April 1, 1992, all Employees are eligible to join the Plan on the Plan Entry Date coinciding with or next following the completion of six (6) Months of Service and the attainment of age 21. A Month of Service is any month an employee completes one (1) or more Hours of Service.

        3.02 Participation Upon Re-Employment. A re-employed Employee who was a prior Plan Participant and who has incurred a Break-in-Service shall re-enter the Plan as a Participant on the first Plan Entry Date after he performs his first Hour of Service as a result of his re-employment, if he had previously been a Participant in the Plan. Provided, however, any Plan Participant who terminates employment, and is rehired prior to having incurred a Break-in-Service, shall re-enter the Plan as a Participant effective the date of such re-employment. Any other Employee whose employment terminates and who is subsequently re-employed shall commence participation in accordance with the provisions of Section 3.01.

        3.03 Employee Salary Deferral Contribution Application. Participation in the Employee Salary Deferral Contribution option of the Plan shall not be compulsory. A Participant as a condition for participation must file an Employee Salary Deferral Contribution election on a written form provided by the Administrative Committee on or before the time prescribed by the Administrative Committee before each Plan Entry Date. A Participant who elects not to make an Employee Salary Deferral Contribution will not participate in any Employer Matching Contributions.

        3.04  Transferred Participants.

              (a) A Participant who is transferred to any Affiliated Employer which is not an Employer as defined in Section 2.17 or to a class of employees not covered by this Plan shall be considered a Transferred Participant. The Accrued Benefit of such Transferred Participant shall be determined as of the date of transfer and shall be held under the Plan until such time as the Transferred Participant becomes eligible to receive it. If such Transferred Participant is not fully vested in his Accrued Benefit as of he date of transfer, such service after the date of transfer shall be used in determining Vesting Service. In no event, however, shall service with the Affiliated Employer or in a class of employees not covered by this Plan be used to accrue further benefit under this Plan.

              (b) A Participant whose employment changes to a class of employment which is not covered by this Plan shall be considered a Transferred Participant and shall be treated as described in Section 3.04(a) above.

              (c) An Employee, previously excluded from coverage under the Plan because his employment with the Employer was employment not covered by this Plan, shall enter (or re-enter, as the case may be) the Plan in the Plan Year during which he no longer has this excluded employment. All such Employees shall accrue benefits under this Plan only with respect to those Years of Service not deemed to be performed while under such excluded employment.

        If such Employee is not fully vested in his Accrued Benefit as of the date on which he no longer has this excluded employment, service while the Employee was previously excluded from Participation will be counted for vesting purposes.

        If an Employee transfers from employment not covered under this Plan, and if such transfer occurs at any time during a Plan Year, all Hours of Service earned during such Plan Year, regardless of whether or not they were worked under excluded employment, shall be considered in determining Service for such year.

        3.05  Provisions Relating to Leased.

              (a) Safe Harbor. Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Employer shall include individuals defined as Employees in Section 2.16 of this Plan.

              (b) Participation and Accrual. A leased employee within the meaning of Section 414(n)(2) of the Code shall become a Participant in, or accrue benefits under, this Plan based on service as a leased employee only as provided in provisions of this Plan other than this Section 3.05.

              (c) Effective Date. This Section 3.05 shall be effective for services performed after December 31, 1986.

                      ARTICLE IV - EMPLOYEE CONTRIBUTIONS


        4.01 Employee Salary Deferral Contribution. A Participant may elect to defer receipt of a portion of his Compensation, and have the Employer contribute to the Plan on his behalf for each Limitation Year an Employee Salary Deferral Contribution of from two percent (2%) to ten percent (10%) of his Compensation, in accordance with this Section and such other rules as the Administrative Committee may prescribe; provided, however, all such Employee Salary Deferral Contributions shall be subject to the provisions of Section 4.05 and Section 6.09.

              (a) No Participant shall be permitted to have Employee Salary Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of the Plan Year.

              (b) "Employee Salary Deferral Contribution" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Employee Salary Deferral Contribution is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA, as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement, as described in Section 402(h)(1)(B), any eligible deferred compensation plan under
Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

        Rollover Contributions. A Participant, with the Administrative Committee's written consent and after filing with the Trustee the form prescribed by the Administrative Committee, may make a Rollover Contribution to the Plan. The Administrative Committee shall allocate and credit a Rollover Contribution to the contributing Participant's Employee Rollover Account as of the Valuation Date for the Plan Year in which the Rollover Contribution is made. If a Participant makes a Rollover Contribution, the Participant may direct the Trustee to invest the amount contributed as provided in Section 16.01.

        In all other respect, the Trustee and the Committee shall hold, administer, and distribute a Rollover Contributions in the same manner as any Employee contribution made to the Trust.

        4.02 How Paid or Deducted. Employee Salary Deferral Contributions may be made by regular payroll deductions from the Participant's Compensation, or in any other manner approved by the Administrative Committee.

        4.03 Modification of Employee Contributions. A Participant may modify his Employee Salary Deferral Contributions at any time on such forms as the Administrative Committee may prescribe, and such modification shall become effective upon the next following Plan Entry Date and will have prospective effect only for the Employee Salary Deferral Contributions. Such modification shall be in accordance with such rules as the Administrative Committee may prescribe.

        4.04 Termination of Employee Contributions. A Participant may terminate his Salary Deferral Agreement at any time with respect to Compensation not yet earned by delivering written notice of termination to the Plan Administrator. Any Participant who terminates his Salary Deferral Agreement may be permitted, in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator, to execute a new Salary Deferral Agreement and resume having Salary Deferral Contributions made to the Trust on his behalf on the next following Plan Entry Date.

        4.05 Maximum Deferral Percentage. The Average Actual Deferral Percentage for Highly Compensated Participants for each Plan Year shall not exceed the relationship to the Average Actual Deferral Percentage of all Non-Highly Compensated Participants for the Plan Year of either of the following specified tests:

              (a) Primary Test. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

              (b) Alternate Test. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly, Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

        Definitions: For purposes of this Section 4.05, and for purposes of this Plan, the following definitions shall be used:

                      (1) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

                      (2) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group.

                      (3) "Qualified Employer Deferral Contributions" shall mean Employer Contributions which are allocated to a Participant's Employer Contribution Account that are non-forfeitable when contributed by the Employer as a matching Employer contribution.

                      (4) "Eligible Participant" shall mean any Employee of the Employer who is otherwise eligible under the terms of the Plan to have Employee Salary Deferral Contributions or Qualified Employer Deferral Contributions allocated to his account for the Plan Year.

                      (5) "Family Member" shall mean any person as described in Section 414(q)(6)(B) of the Code who is the spouse of the Employee, the lineal ascendant or descendent of the Employee or spouse of a lineal ascendant or descendent of the Employee.

                      (6) "Highly Compensated Participant" means any Participant, or former Participant, who at any time during the current Plan Year, or immediately preceding Plan Year, is a Highly Compensated Employee, as defined in Code Section 414(q), who:

                           (i) Owned 5% or more of the Employer (subject to the attribution rules of Code Section 318),

                           (ii) Earned more than $75,000 (as adjusted by a Cost of Living Index as approved by the Secretary of the Treasury),

                          (iii) Earned more than $50,000 (as adjusted by a Cost of Living Index as approved by the Secretary of the Treasury) and was one of the top 20% paid Employees for the year,

                           (iv) Was an officer of the Employer and was paid more than 50% of the annual benefit limit for defined benefit plans, as indexed, pursuant to Section 415(b)(1)(A). If no officer earned more than this amount during the Plan year in question, then the highest paid officer will be considered highly compensated.

                            (v) Subsections (i), (ii), (iii), and (iv) above notwithstanding, it during the immediately preceding Plan Year a Participant did not fall under any of subparagraphs (ii), (iii) or (iv), then he shall not fall under those subparagraphs during the current
        Plan Year regardless of his Compensation unless during the current year he is one of the 100 highest paid Participants.

                           (vi) A Highly Compensated Employee shall include a former Employee who had a "separation year" prior to the determination year and who was a Highly Compensated active Employee for either: (1) such Employee's "separation year" or (2) any determination year ending on or after the Employee's 55th birthday. A "separation year" is the determination year the Employee separates from service. With respect to an Employee who separated from service before January 1, 1987, such Employee will be included as a Highly Compensated Employee only if the Employee was a 5% owner or received compensation in excess of $50,000 during: (1) the Employee's separation year (or the year preceding such separation year), or (2) any year ending on or after such individual's 55th birthday (or the last year ending before such Employee's 55th birthday).

                      The "determination year" shall be the Plan Year. The "look-back year" shall be the twelve month period immediately preceding the determination year.

                      The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                      (7) "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member. If an Employee is, during the current or immediately preceding Plan Year, a Family Member of either a 5-percent owner or one of the 10 most Highly-Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then said Employee shall not be treated as a separate eligible Employee, but shall be subject to the family aggregation rules of Section 414(q)(6) of the Code.

              (c)  Special Rules.

                   (1) For purposes of this Section 4.05, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Salary Deferral or Qualified Employer Deferral Contributions allocated to his Account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions were made under a single arrangement.

                   (2) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, because he is either a 5% or more owner of the Employer, or because he is one of the ten highest paid Employees during the determination year or the look-back year, the Employee Salary Deferral Contributions, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Employee Salary Deferral Contributions, Qualified Employer Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

                   (3) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 4.05 shall be applied by determining the Actual Deferral Percentages of Eligible Participants as if all such plans were a single plan.

                   (4) The determination and treatment of the Employee Salary Deferral Contributions, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                   (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage test of this
Section 4.05, satisfaction of the Average Actual Contribution Percentage test of Section 5.05, and the amount of Qualified Employer Deferral Contribution used in such test.

        4.06 Automatic Adjustments to Employee Salary Deferral Contributions. Within a reasonable period after the beginning of each Plan Year, the Administrative Committee shall cause the Employee Salary Deferral Contributions to be tested for electing Participants to determine if the Maximum Deferral Percentage of Section 4.05 has not been exceeded. Should it be determined that the Actual Deferral Percentage of Highly Compensated Participants exceeds the Maximum Deferral Percentage as set forth in Section 4.05, the Administrative Committee shall be with the Highly Compensated Participant having the highest "Actual Deferral Percentage", reduce the Employee Salary Deferral Contribution of each Highly Compensated Participant electing to participate whose deferred amount exceeds the Maximum Deferral Percentage in order to comply with the maximum permissible Actual Deferral Percentage for the Plan Year. Any adjustments that are made to the Accounts of Family Members who are aggregated pursuant to Section 4.05(c)(2) shall be made in accordance with regulations under Code Section 401(k). The Administrative Committee shall again, prior to the end of the Plan Year, cause the Employee Salary Deferral Contributions of Participants to be tested under Section 4.05 to determine if the Actual Deferral Percentage for Highly Compensated Participants does not exceed the Maximum Deferral Percentage set forth in Section 4.05. To the extent the Administrative Committee deems necessary to insure that the specified tests set forth in
Section 4.05 are satisfied, the Administrative Committee may further reduce the Employee Salary Deferral Contribution of each Highly Compensated Participant in the same manner as set forth in this Section and shall also have the specific right to refund Employee Salary Deferral Contributions of such Participants under the Plan within 75 days after the end of the Plan Year as provided in
Section 4.07 below. The Administrative Committee shall have the authority to adopt such additional rules and procedures as it deems necessary to insure that the Plan meets the specified tests as set forth in Section 4.05.

        4.07  Distribution of Excess Employee Salary Deferral Contributions.

              (a) In General. Notwithstanding any other provision of this Plan, Excess Employee Salary Deferral Contribution Amounts and income allocable thereto shall be distributed no later than each April 15 to Participants who claim such allocable Excess Employee Salary Deferral Contribution Amounts for the preceding calendar year.

              (b) Excess Employer Salary Deferral Contribution Amount. For purposes of this Plan, the "Excess Employer Salary Deferral Contribution Amount" shall mean the amount of Employee Salary Deferral Contributions for a calendar year that the Participant requests be allocated to and distributed from this Plan pursuant to the claim procedure set forth in Section 4.07 (c).

              (c) Claims. The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's Excess Employee Salary Deferral Contribution Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that ff such amounts are not distributed, such Excess Employee Salary Deferral Contribution Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which deferral occurred.

              (d) Maximum Distribution Amount. The Excess Employee Salary Deferral Contribution Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Employer Salary Deferral Contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Salary Deferral Contributions for the Plan Year.

                      ARTICLE V - EMPLOYER CONTRIBUTIONS


        5.01  Employer Contributions.

              (a) Employer Matching Contribution. Subject to the limitations of Sections 4.05 and 6.09, the Employer shall contribute to the Trust an amount equal to fifty percent (50%) of the first six percent (6%) of the Participant's Compensation deferred as an Employee Salary Deferral Contribution. The total amount of such Employer Matching Contributions shall be reduced by any forfeitures arising under Section 7.09.

              (b) Employer Discretionary Matching Contribution. Subject to the limitations of Section 4.05 and 6.09, for each Plan Year that ends with or within the Employees taxable Year, the Employer may contribute to the Trust, an Employer Discretionary Matching Contribution that the Board of Directors may from time to time deem advisable. Such Employer Discretionary Matching Contribution shall be determined by the Board of Directors within 75 days of the end of the Plan Year. The total amount of such Employer Discretionary Contributions shall be reduced by any forfeitures arising under Section 7.09.

              (c) Employer Profit Sharing Contribution. Subject to the limitations of Section 6.09, for each Plan Year that ends with or within the Employees taxable Year, the Employer may contribute to the Trust from its current or accumulated Net Profits an amount that the Board of Directors may from time to time deem advisable.

        5.02 Determination of Contribution. The Employer, from its records, shall determine the amount of any contributions to be made by it to the Trust under the terms of the Plan.

        5.03 Time and Method of Payment of Contribution. The Employer may pay its contribution for each Limitation Year in one (1) or more installments. The Employees contribution for any Limitation Year shall be due on the last day of its taxable year coinciding with or within which such Limitation Year ends, and, unless paid before, shall be payable then or as soon thereafter as practicable, but not later than the time prescribed by law for filing the Employees Federal income tax return (including extensions thereof) for such taxable year, without interest. If the contribution is on account of the Employees preceding taxable year, the contribution shall be accompanied by the Employees signed statement to the Trustee that payment is on account of such taxable year. Contributions may be paid in cash. All contributions for each Limitation Year shall be deemed to be paid as of the last day of such Limitation Year if not allocated before the last day of the Limitation Year.

        5.04 Return of Employer Contribution. Notwithstanding any provision herein to the contrary, upon the Employer's request, a contribution which was made upon a mistake of fact, or conditioned upon initial qualification of the Plan, shall be returned to the Employer within one year after payment of the contribution, or denial of the qualification, as the case may be.

        5.05 Maximum Contribution Percentage. The Average Contribution Percentage for Eligible Participants who are Highly Compensated Participants for the Plan Year shall not exceed the relationship to the Average Actual Contribution Percentage of all Non-Highly Compensated Participants for the Plan Year of either of the following specified tests:

              (a) Primary Test: The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

              (b) Alternative Test: The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

        Definitions: For purposes of this Section 5.05, and for purposes of this Plan, the following definitions shall be used:

                      (1) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

                      (2) "Actual Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Employee Non-Deductible Contributions and Employer Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

                      (3) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Non-Deductible Contributions or Employer Matching Contributions allocated to his Account for the Plan Year.

                      (4) "Qualified Nonelective Contributions" shall mean contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participant may not elect to receive in cash until distributed from the plan; that are 100 percent vested and nonforfeitable when made, and that are not distributable under the terms of the plan to Participants or their beneficiaries earlier than the earlier of:

                      (i) separation from service, death, or disability of the Participant;

                      (ii)  attainment of the age 59 1/2 by the Participant;

                      (iii) termination of the Plan without establishment of a
                            successor plan;

                      (iv) the events specified in those of Section 13.10, 13.11, or 13.12 of this Plan adopted by the Employer; or,

                      (v) for Plan Years beginning before January 1, 1989, upon hardship of the Participant.

              (c)  Special Rules.

                   (1) For purposes of this Section 5.05, the Actual Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Non-Deductible Employee Contributions or to receive Employer Matching Contributions, Qualified Non-Elective Contributions or have Employee Salary Deferral Contributions allocated to his Account under two or more plans as described in Section 401(a) of the Code or arrangements described in
Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Employee Salary Deferral Contributions were made under a single Plan.

                   (2) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 5.05 shall be applied by determining the Actual Contribution Percentages of Eligible Participants as if all such plans were a single plan.

                   (3) For purposes of determining the Actual Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Non-Deductible Employee Contributions, Employer Matching Contributions and Compensation of such Participant shall include the Non-Deductible Employee Contributions, Employer Matching Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees.

                   (4) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        5.06 Adjustment for Excessive Average Actual Contribution Percentage. In the event that the Average Actual Contribution Percentage for the Highly Compensated Participant group exceeds the Average Actual Contribution Percentage for the Non-Highly Compensated Participant group pursuant to Section 5.05, the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions) or, if forfeitable, forfeit such "Excess Aggregate Contributions". Such distribution or Forfeiture shall be made on behalf of the Highly Compensated Participant group in order of their Average Actual Contribution Percentages beginning with the highest of such percentages. Forfeitures of "Excess Aggregate Contributions" shall be treated in accordance with Section 7.07. However, no such Forfeiture may be allocated to a Highly Compensation Participant whose contributions are reduced pursuant to this Section. If there is a loss allocable to such excess amount, the distribution or Forfeiture shall in no event be less than the lesser of the Participant's Account attributable to Employer Matching Contributions and the Participant's Voluntary Contribution Account or the Employer's Matching Contributions and the Participant's voluntary contributions for the Plan Year.

        5.07  Distribution of Excess Contributions.

              (a) In General. Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed, to Participants on whose behalf such Excess Contributions were made, no later than the end of the Plan Year next following the Plan Year for which they were made.

              (b) Excess Contributions. For purposes of this Section 5.07, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

              (c) Determination of Income. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and denominator of which is the sum of the Participant's Account Balances attributable to Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions on the last day of the preceding Plan Year.

              (d) Maximum Distribution Amount. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions for the Plan Year.

              (e) Accounting for Excess Contribution. Amounts distributed under this Section 5.07 shall first be treated as distributions from the Participant's Employee Savings Plus Account and shall be treated as distributed from the Qualified Employer Deferral Contribution Account only to the extent such Excess Contributions exceed the balance in the Participant's Employee Savings Plus Account.

              (f) The amount of Excess Contributions to be distributed (or recharacterized, if the Plan so permits), shall be reduced by Excess Contributions previously distributed for the taxable year ending in the same Plan Year and Excess Contributions to be distributed for a taxable year shall be reduced by Excess Contributions previously distributed (or recharacterized, if applicable) for the Plan Year beginning in such taxable year.

        5.08  Distribution of Excess "Aggregate" Contributions.

              (a) In General. Excess Aggregate Contributions and income allocable thereto, attributed to Employer Matching Contributions or Employee Non-Deductible Contributions, shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed to Participants on whose behalf such Aggregate Excess Contributions were made, no later than the end of the Plan Year next following the Plan Year for which they were made.

              (b)  Excess Aggregate Contributions.  For purposes of this
Section 5.08, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

              (c) Determination of Income. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Participants Employee Non-Deductible Contributions and Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Non-Deductible Contributions and Employer Matching Contributions on the last day of the preceding Plan Year.

              (d) Maximum Distribution Amount. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Non-Deductible Contributions and Employer Matching Contributions for the Plan Year.

              (e) Accounting for Excess Aggregate Contribution. Excess Aggregate Contributions shall be distributed from the Participant's Employee Non-Deductible Account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable), distributed from the Participant's Employer Matching Contribution Account, in proportion to the Participant's Employer Non-Deductible Contributions and Employer Matching Contributions for the Plan Year.

              (f) Allocation of Forfeitures under this Section 5.08. Amounts forfeited by Highly Compensated Employees under this Section shall be applied to reduce Employer Matching Contributions.

                           ARTICLE VI - ALLOCATIONS


        6.01 Participant's Accounts. For each Participant the Administrative committee shall establish an:

              (a)  Employee Savings Plus Account

              (b)  Employer Matching Account

              (c)  Employer Discretionary Matching Account

              (d)  Employer Profit Sharing Account

              (e)  Employee Rollover Account

which will reflect the Participants share of contributions and the income, losses, appreciation, depreciation, and forfeitures, if applicable, attributable to all such Accounts. The establishment of separate Accounts shall not require a separation of the Trust assets.

        6.02 Valuation of Accounts. As of each Valuation Date, prior to allocating contributions and forfeitures, if any, for the Plan Year, the Administrative Committee shall:

              (a) First, charge to the proper Accounts all payments or distributions made from Participants' Accounts since the last preceding Valuation Date that have not been charged previously, as provided in Section 6.03;

              (b) Next, adjust the net credit balances in Participants' Accounts upward or downward, on a time-weighted pro rata basis, according to the net credit balances so that the totals of the net credit balances will equal the then net worth of the Trust Fund, less an amount equal to the sum of contributions, if any, paid to the Trustee for the period elapsed since the last preceding Valuation Date.

The Suspense Account if any, shall not be adjusted to reflect any Trust earnings or losses.

        6.03 Charging of Payments and Distributions. As of each Valuation Date, all payments and distributions made under the Plan since the last preceding Valuation Date to or for the benefit of a Participant or his Beneficiary will be charged to the proper Account of such Participant.

        6.04 Method for Allocating and Crediting Employee and Employer Contributions. Subject to the conditions and limitations of this Article VI, as of each Valuation Date:

              (a) The Employee Salary Deferral Contributions and Rollover Contributions shall be credited to each Employee Savings Plus Account and Employee Rollover Account, respectively.

              (b) The Employer's Matching Contribution shall be credited to each Participant's Employer Matching Account in an amount equal to fifty percent (50%) of the first six percent (6%) of the Participant's Compensation deferred as an Employee Salary Deferral Contribution.

              (c) The Employer's Discretionary Matching Contribution shall be allocated and credited to Employer Discretionary Matching Accounts of eligible Participants entitled to share in Employer Discretionary Matching Contributions. Any Employer Discretionary Matching Contributions shall be allocated pro-rata to each Participant's Discretionary Matching Account, based on the ratio of the Participant's Employee Salary Deferral for that Plan Year to the total of all Employee Salary Deferral Contributions of all Participants for that Plan Year, subject to the first five percent (5%) of the Participant's Compensation deferred as an Employee Salary Deferral Contribution for that Plan Year.

        The Employer Discretionary Matching Contributions for any Plan Year will be allocated among and credited to the Employer Discretionary Matching Accounts of Participants who during the Limitation Year completed at least 1,000 Hours of Service, are in the employ (includes Employees granted a Leave of Absence) of the Employer on the last day of the Plan Year, and who made an Employee Deferral Contribution during the Plan Year. Provided, however, if the Participant terminated employment with the Employer during the Plan Year due to death, disability or retirement, his Employer Discretionary Matching Account shall receive an allocable share of any Employer Discretionary Contribution for the Plan Year, regardless of his number of Hours of Service performed during the Plan Year.

              (d) The Employer's Profit Sharing Contribution plus any Forfeitures, shall be allocated among and credited to Employer Profit Sharing Accounts of eligible Participants who during the Limitation Year completed at least 1,000 Hours of Service and are in the employ (includes Employees granted a Leave of Absence) of the Employer on the last day of the Plan Year. Any Profit Sharing Contribution shall be allocated pro-rata to each Participant, based on the ratio of the Participant's Compensation to the Compensation of all Participants eligible for a Profit Sharing Contribution.

        Separate Accounts - Breaks in Service. If a Participant re-enters the Plan subsequent to his having incurred 5 consecutive 1-Year Breaks in Service, the Administrative Committee shall maintain, or cause to be maintained, a separate Employer Profit Sharing Contribution Account for the Participant's pre-Break in Service Accrued Benefit derived from Employer Profit Sharing Contributions and Forfeitures, and a separate Employer Profit Sharing Contribution Account for his post-Break in Service Accrued Benefit derived from Employer Profit Sharing Contributions and Forfeitures unless the Participant's entire Accrued Benefit under the Plan is one hundred percent (100%) nonforfeitable.

        6.05 Suspense Account. The excess amount allocated to each Participant shall by reason of Section 6.09 be held in this Account and not distributed to a Participant but shall be reapplied to reduce further Employer Matching Contributions or Employer Profit Sharing Contributions under the Plan for the next Limitation Year (and for each succeeding Limitation Year, if necessary) for such Participant, so that in each such year the sum of actual Employer Matching Contributions or Employer Profit Sharing Contributions which would otherwise be allocated to each Participant's Employer Matching Account or Employer Profit Sharing Account will be made from this Suspense Account. In the event the Participant is not employed by the Employer at the end of any Limitation Year, then the excess amounts shall not be distributed to the Participant but shall be reapplied to reduce future such Employer Matching Contributions for all remaining Participants in the Limitation Year and each succeeding year, if necessary.

        6.06 Employer Contributions Considered Made on Last Day of Plan Year. For purposes of this Article VI, the Employer's contribution which remains unallocated on the last day of any Plan Year will be considered to have been made on the last day of that year, regardless of when paid to the Trustee.

        6.07 Accrual of Benefits. The Administrative Committee shall determine a Participant's Accrued Benefit on the basis of the Limitation Year. The Administrative Committee shall only take into account the Compensation earned during that part of the Limitation Year the Employee is actually a Participant in the Plan.

        6.08 Equitable Allocations. If the Administrative Committee determines in making a valuation, an allocation, or by adding interest to any Account under the provisions of the Plan, that the strict application of the provisions of the Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce any Participant's Accrued Benefits and shall be consistent with the provisions of Section 401(a)(4) of the Code. Should the Administrative Committee in good faith determine that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by one or more Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses and the Administrative Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, Former Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of Section 401(a) of the Code.

        6.09 Limitation on Annual Additions. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's Account for any Limitation Year may not exceed in any Limitation Year an amount equal to the lesser of the:

              (a) Defined Contribution Dollar Limitation (which means the greater of $30,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe) or 25% of the Defined Benefit Dollar Limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year); or

              (b) Twenty-five percent (25%) of the Compensation (within the meaning of Code Section 415(c)(3)). However, the compensation limitation in this subsection (h) shall not apply to (a) any contributions for medical benefits (within the meaning of Code Section 419(A)(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (b) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

       Special Rules for Plans Subject to Overall Limitations Under Code
                                Section 415(e).
       -----------------------------------------------------------------

              (a) Recomputation Not Required. The Annual Addition for any Limitation Year beginning prior to January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

              (b) Adjustment of Defined Contribution Plan Fraction. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code (as revised by this Section 6.09) does not exceed 1.0 for such Limitation Year.

        If the Participant presently participates, or has ever participated under a Defined Benefit Plan maintained by the Employer, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant for that Limitation Year shall not exceed 1.0. If in any Limitation Year the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction on behalf of a Participant does exceed 1.0, then the Employer shall reduce its contribution on behalf of such Participant to the Defined Contribution Plan to the extent necessary to prevent the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan fraction from exceeding 1.0.

        Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of die last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

        For purposes of this Section, the following terms shall mean:
        -------------------------------------------------------------

              (a) "Defined Benefit Plan" A retirement plan which does not provide for individual accounts for Employer contributions. The Administrative Committee shall treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan and the Administrative Committee shall treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan.

              (b)  "Defined Benefit Plan Fraction"

                            projected annual benefit of the Participant
                          under the defined benefit plan(s) (divided by)
                          ----------------------------------------------
                               The lesser of (i) 125% of the dollar
                       limitation in effect under Code Section 415(b)(1)(A)
                           for the Limitation Year, or (ii) 140% of the
                            Participant's average Compensation for his
                        highest paid three (3) consecutive Years of Service

        If the Employee was a Participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Employee had accrued as of the end of the 1982 Limitation Year (the last Limitation Year beginning before January 1,
1983). The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1982 limitation Year.

              (c)  "Defined Contribution Plan Fraction"

                       the sum of the Annual Additions to the Participant's
                          Account under the defined contribution plan(s)
                        as of the close of the Limitation Year (divided by)
                        ---------------------------------------------------
                          the sum of the lesser of the following amounts
                          determined for the Limitation Year and for each
                        prior Year of Service with the Employer:  (i) 125%
                           of the dollar limitation in effect under Code
                     Section 415(c)(1)(A) for the Limitation Year (determined
                         without regard to the special dollar limitations
                         for employee stock ownership plans), or (ii) 35%
                             of the Participant's Compensation for the
                                          Limitation Year

        If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the Administrative Committee will redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, as of the end of the 1982 limitation Year (the last Limitation Year beginning before January 1, 1983), under this Section. If the sum of the redetermined fractions exceeds 1.0, the Administrative Committee will subtract permanently from the numerator of this fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of this fraction. The Administrative Committee also may use any transitional rules (see Section 6.09(d) below) provided by law which are applicable in computing the Participant's Defined Contribution Plan Fraction.

        The Administrative Committee will make a similar adjustment to the numerator of this fraction if the sum of the fractions exceeds 1.0, as of the end of the 1983 Limitation Year (the last Limitation Year beginning before January 1, 1984), because (a) the Plan is Top-Heavy in the first Plan Year beginning after December 31,

1983, and the Administrative Committee must apply Article XVII or (b) the terms of one or more July 1, 1982, plans required Annual Additions or accruals during the 1983 Limitation Year in excess of the Code Section 415 limitations as amended by the Tax Equity and Fiscal Responsibility Act of 1982.

        Notwithstanding the above, if the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

              (d) "Projected Annual Benefit. The annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the Defined Benefit Plan on the assumptions he continues employment until his normal retirement age as stated in the Defined Benefit Plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation
Year for all future Limitation Years.

              (e) "Compensation" - The Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term "Compensation" shall not include:

                   (1) Employer contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan described in Code Sec. 408(k) to the extent such contributions are deductible by the Employee under Code
Sec. 219(b)(7), and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed.

                   (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                   (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                   (4) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Sec. 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

        For purposes of applying the limitations of Section 6.04 through this
Section 6.09, amounts included as Compensation are those amounts actually paid to a Participant or includable in his gross income within the limitation Year.

              (f) "Employer" - The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Sec. 414(b) as modified by Code Sec. 415(h)), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Sec. 414(c) as modified by Code Sec. 415(h)), which constitutes an "affiliated service" group within the meaning of Code Sec 414(m), the Committee shall consider all such employers as a single employer for purposes of applying the limitations of this Article 6.

              (g) "Limitation Year" - For purposes of this Section 6.09, "Limitation Year" shall mean the limitation year specified in the Plan, or if none is specified, the Calendar Year.

              (h) "Effective Date of Section 6.09 Provisions" - The provisions of this Section 6.09 shall be effective for Limitation Years beginning after December 31, 1986.

              (i) The preceding Sections of this Article VI are intended to comply with the provisions of Code Section 415 and the Regulations thereunder. Code Section 415 and the relevant Regulations are hereby incorporated by reference.

           ARTICLE VII - TERMINATION OF SERVICE-PARTICIPANT VESTING


        7.01 Normal Retirement. A Participant's Normal Retirement Age under the Plan is age sixty-five (65). At such time he shall be 100% vested in, and shall have a nonforfeitable right to his Accrued Benefit. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions until the date of his actual retirement. Upon termination of a Participant's employment for any reason after attaining Normal Retirement Age, the Administrative Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit to him at such times and in such manner as provided in Article VIII hereof. The value of the Participant's Accrued Benefit shall be determined as of the Valuation Date which coincides with, or next follows the date of the Participant's employment termination.

        7.02 Early Retirement. A Participant may retire prior to his Normal Retirement Age upon the completion of (a) ten (10) or more Years of Service and
(b) the attainment of age fifty-five (55). Such retirement may begin on or after the beginning of the Plan Year following the completion of requirements
(a) and (b). Upon such Early Retirement, the Administrative Committee shall direct the Trustee to make payment of the non-forfeitable value of the Participant's vested Accrued Benefit to him at such times and in such manner as provided in Article VIII hereof. The value of the Participant's Accrued Benefit shall be determined as of the Valuation Date which coincides with, or, which next follows the date of the Participant's employment termination.

        7.03 Disability. A Participant who becomes permanently disabled shall be 100% vested in and shall have a nonforfeitable right to his Accrued Benefit paid to him at such time and in such manner as provided in Article VIII hereof, The value of a disabled Participant's Accrued Benefit shall be determined as of the Valuation Date which coincides with, or which next follows the date of the Participant's termination of employment due to disability. A Participant shall be considered "disabled" when the Administrative Committee determines the Participant is not able to engage in any gainful activity by reason of any medically determinable physical or mental impairment, which the Administrative Committee expects to result in death or which the Administrative Committee expects to last for a continuous period of not less than twelve (12) months. Furthermore, the disabling condition must exist for a period of at least six (6) months before the Administrative Committee makes a determination of disability, and the Participant must be eligible for and must actually receive disability benefits under the Social Security Act. The Administrative Committee shall apply the provisions of this Section 7.03 in a non-discriminatory, consistent and uniform manner.

        7.04 Death. Upon the death of a Participant, his Accrued Benefit shall be 100% vested, and his Surviving Spouse, if he is married, or in the event there is no surviving Spouse, or if the Spouse has waived, in writing, the right to such death benefits, his other named Beneficiary shall be entitled to receive the full value of the deceased Participant's Accrued Benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) determined as of the Valuation Date which coincides with, or which next follows the date of such Participant's death. The death benefit so provided shall be payable at such time and ha such manner as provided in Article VIII hereof In the event the Spouse completes a valid Waiver, and a beneficiary is named other than the Spouse, the Spouse must consent to and acknowledge the specific non-spouse beneficiary. The nonspouse beneficiary so named may not be subsequently changed without the Spouse's written consent. The number of revocations of prior beneficiary designations made by the Participant and so consented to by the Spouse shall not be limited.

        7.05 Distribution to Certain Terminated Participants. A Participant who has satisfied the service requirements for Early Retirement under 7.02(a) but who separates from service with any nonforfeitable right to an Accrued Benefit prior to satisfying the age requirement under 7.02(b) for such Early Retirement, shall be entitled, upon satisfaction of such age requirement, to receive a distribution of his Accrued Benefit as if he were retiring under Early Retirement.

        7.06 No Distributions Prior to Separation From Service. Except as provided in Sections 8.01, 8.09, 13.10, 13.11 and 13.12 a Participant shall receive no distribution from the Plan or Trust prior to separation from Service.

        7.07 Vesting on termination of Employment - If a Participant shall terminate employment for reasons other than death, disability or retirement, his Accounts shall be vested as follows:

              (a) Employee Savings Plus Account and Employee Rollover Account - shall be 100% Vested and Non-forfeitable at all times.


              (b) Employer Matching Accounts - the amount of this Account funded by the Employer shall be vested based on the following schedule:

                  Years of Service             Vesting Percent
                  --------------------------------------------
                  Less than 1 year                    0%
                  1 year                             20%
                  2 year                             40%
                  3 year                             60%
                  4 year                             80%
                  5 years or more                   100%

              (c) Employer Profit Sharing Account - the amount of this Account funded by the Employer shall be vested based on the following schedule:

                  Years of Service             Vesting Percent
                  --------------------------------------------
                  Less than 5 years                   0%
                  5 years or more                   100%

Provided, however, any Employer Matching Contributions not already 100% vested, will be 100% vested immediately, if they are Qualified Employer Deferral Contributions that are taken into account for purposes of meeting the Actual Deferral Percentage test described in Section 4.05.

        7.08 Years of Service for Testing - For purposes of determining his vested percentage an Employee shall be credited with one Year of Service as follows:

              (a) Years of Service prior to September 1, 1990, shall mean all full years of continuous employment.

              (b) Years of Service on or after September 1, 1990, shall mean all Plan Years during which a Participant completed 1,000 or more Hours of Service with the Employer or any Affiliated Employer of the Employer provided that the following special provisions shall apply:

                   (1) Except as otherwise provided in paragraph (2) immediately following, if an Employee who has a Break in Service after September 1, 1990 shall reenter service following such break, Years of Service of such Employee prior to such break shall not be taken into account unless and until he shall have a Year of Service following such recommencement of service; and

                   (2) Notwithstanding the provisions of paragraph (1) immediately preceding, with respect to an Employee who shall have a Break in Service after September 1, 1990 and before he shall have any Vested Interest in his Accrued Benefit under the Plan, all such Years of Service prior to such break shall be disregarded if the number of consecutive Plan Years in which the Break in Service continues, equals or exceeds the greater of (a) five (5) consecutive one Year Breaks in Service, or (b) the aggregate number of Years of Service earned before the consecutive Breaks in Service. For the purpose of determining Years of Service prior to such break, there shall be excluded any Years of Service previously disregarded under this paragraph (2).

                   (3) For the initial Plan Year (September 1, 1990 to March 31, 1991) an Employee shall receive a Year of Service for vesting purposes provided he has completed at least 583 Hours of Service during that period.

              (c) Service of any Employee who is a leased Employee to any Employer aggregated under Section 414(b), (c), or (m) of the Internal Revenue Code must be credited for vesting purposes whether or not such individual is eligible to participate in the Plan.

              (d) If a Participant returns to work before incurring a Break in Service, he win continue to vest starting at the point in the vesting schedule where he left employment in both his pre-separation and post-separation accrued benefit.

        7.09 Forfeiture. If a Participant terminates employment, and is not 100% vested in his Accrued Benefit his; non-vested Accounts shall be held until the earlier of: (1) the Anniversary Date coincident with or next following the distribution to the Participant of his entire vested portion of his Account, or
(2) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service. At such time, the nonvested amount (Forfeiture) in the Employer Matching Account WILL be used to reduce the Employer Matching Contribution. Any non-vested amount in the Employer Profit Sharing Account shall become a Forfeiture and shall be reallocated to remaining eligible Participants' Profit Sharing Accounts.

        If the present value of the Participant's vested Accrued Benefit derived from Employer and Employee contributions is $3,500 or less, a lump sum cash payment will be made to the Participant, within a reasonable time after the end of the Plan Year coinciding with or immediately following the Participant's termination of employment. However, if the present value of the Participant's vested Accrued Benefit derived from Employer and Employee contributions is more than $3,500, the written consent of the Participant is necessary before such lump sum cash payment can be made.

        However, if any former Participant shall be re-employed by the Employer before he has incurred five (5) consecutive 1-Year Breaks-in-Service, and such former Participant had received a distribution of all or part of his vested interest prior to his reemployment his forfeited Account balance shall be reinstated only if he repays the full amount distributed to him from his Employer funded Accounts. Provided, however, such repayment shall not be required before the earlier of a period of (a) five consecutive 1-year Breaks-in-Service or (b) five (5) years after the former Participant is rehired. In the event the former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding his termination. The amount necessary to restore such previously forfeited non-vested amounts shall be provided, in order, from the following sources: (a) other non-vested Accounts currently being forfeited, (b) the Employees current contribution and, to the extent necessary, (c) an additional Employer contribution.

        If a distribution is made at a time when a Participant is less than 100% vested in his Account balances derived from Employer Contributions, a Separate Account shall be established for the Participant's interest in the Plan as of the time of distribution and at any relevant time the Participant's nonforfeitable portion of Employer derived Account shall be equal to an amount ("X') determined by the formula:

                          X = P [AB + (R*D)] - (R*D)

        For the purposes of applying the formula: P is the nonforfeitable percentage at the relevant time; AB is the "Account balances" at the relevant time; D is the amount of the distribution; and R is the ratio of the "Account balances" at the relevant time to the "Account balances" after distribution.

        7.10 No Divestment for Cause. Under no circumstances shall a Participant be divested of any vested benefit for any cause.

             ARTICLE VIII - TIME AND METHOD OF PAYMENT OF BENEFITS

        8.01 Time of Payment. Subject to the exceptions found in Sections 8.09, 8.10, 13.10, 13.11 and 13.12, no distribution of a Participant's Savings Plus Account (comprised of Employee Salary Deferral Contributions) shall occur prior to age 59 1/2 "except for Retirement, Death, Disability, or termination of employment.

              (a) Retirement. In the event of Normal or Early Retirement, payment of a Participant's Accrued Benefit shall commence not later than sixty
(60) days after the Valuation Date the Participant becomes eligible to receive benefits, unless the Participant otherwise elects.

              (b) Death or Disability. In the event of death or permanent disability, payment of the Participant's Accrued Benefit shall commence no later than sixty (60) days after the Valuation Date (unless the Participant or his Beneficiary otherwise elects) following receipt by the Administrative Committee of proof of death, or after the determination by the Administrative Committee that permanent disability exists.

              (c) Other Termination of Service. Upon a Participant's termination of employment for any reason other than retirement, permanent disability or death, the Trustee shall continue to hold the Participant's vested Accrued Benefit in Trust until the Valuation Date (March 31 or September 30) which coincides with, or immediately follows the date on which the Participant terminates employment, with payment of his vested Accrued Benefit to commence no later than sixty (60) days after such date, unless the Participant otherwise elects. If the Participant dies or becomes permanently disabled after terminating employment but prior to receiving his Accrued Benefit the Administrative Committee, upon confirmation of the death or disability, shall direct the Trustee to make payment of the Accrued Benefit to the Participant
(or to his Beneficiary if the Participant is deceased) in accordance with the provisions of Section 8.02 within sixty (60) days after the Valuation Date, following receipt by the Administrative Committee of proof of death, or after the determination by the Administrative Committee that permanent disability cost.

              (d) Time of Payment of Benefits. Payment of benefits must begin no later than 60 days after the close of the Plan Year in which the latest of the following events occur:

                   (1) the Participant attains age 65 or earlier Normal Retirement Age specified under the Plan,

                   (2) the termination of the Participant's service with the Employer,

                   (3) the 10th anniversary of the year in which the Participant commenced participation in the Plan (the 5th anniversary of the year in which the Participant commenced participation in the Plan, in the case of a Participant who commences participation in the Plan within 5 years before attaining Normal Retirement Age under the Plan), or

                   (4)  a later date elected by the Participant.

              (e) Distributions. Notwithstanding subsection (d) immediately preceding, distribution to a Participant must commence no later than the first day of April following the calendar year in which the Participant attains age 70 1/2, regardless as to whether he has retired.

              (f) Death Distribution Provisions. Upon the death of the Participant, the following distribution provisions shall take effect:

                   (1) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest win continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                   (2) If the Participant dies before distribution of his or her interest commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or
(ii) below:

                        (i) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one (1) year after the Participant's death;

                        (ii) If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

                   (3) For purposes of 8.01(f)(2) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the regulations. Life expectancy of a surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                   (4) For Purposes of (1), (2) and (3) above, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

              (g) Transitional Rule. Notwithstanding the above distribution requirements of Section 8.01, distribution on behalf of any Employee, including a Five Percent (5%) Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                   (1) The distribution by the Plan and Trust is one which would not have disqualified such Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                   (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                   (3) Such designation was in writing, was signed by the Participant or the Beneficiary and was made before January 1, 1984.

                   (4) The Participant had accrued a benefit under the plan as of December 31, 1983.

                   (5) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

        Unless paid to a surviving Spouse under a Qualified Joint and Survivor Annuity, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

        A distribution upon death will not be covered by this Transitional Rule unless the information in the designation contains the required information described above, with respect to the distributions to be made upon the death of the Employee.

        For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (1) and (5) above.

        If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

        8.02 Method of Payment. After all required accounting adjustments, the Trustee, in accordance with the direction of the Administrative Committee, shall make payment of the Participant's Accrued Benefit in a lump sum, or at the request of a Participant, in substantially equal monthly, quarterly, or annual installments over a fixed reasonable period of time, or by the purchase of a term certain nontransferable annuity.

        Limitation on Settlement Options. The Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

              (a) a period certain not extending beyond the life expectancy of the Participant, or

              (b) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

        If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

        A Participant may not elect an optional form of payment providing monthly benefits to a contingent annuitant who is other than his Spouse, or to a Beneficiary, unless the actuarial value of the payments expected to be made to the Participant at the time the payment is to commence is more than fifty percent (50%) of the actuarial value of the total payments expected to be made under such optional form. In no event, however, can the amount of each monthly payment to a contingent annuitant or Beneficiary exceed that payable to the Participant. To the extent that a Participant's Accounts is invested in the State Street Boston Corporation Stock Fund, he may elect to receive his distribution in shares of common stock of State Street Boston Corporation.

        8.03 Deferral of Payments. Should a Participant's Accounts be retained in the Trust after the date on which his participation ends, the Accounts may continue to be treated as a part of the Trust Fund. The Accounts win be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts. Notwithstanding the foregoing, the Administrative Committee at its sole discretion may direct that the Former Participant's Accounts be segregated and placed in insured interest-bearing savings accounts or time deposit(s) (or a combination of both), or invested in a single premium deferred nontransferable annuity. Once Accounts are segregated, they will no longer share in income, increases, or decreases, if any, of the Trust. A segregated account alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

        8.04 Limitation on Distributions. Except as otherwise provided in this Article VIII, a Participant, Former Participant, or Beneficiary is not entitled to any payment, withdrawal, or distribution under the Plan.

        8.05 Payment in the Event of Legal Disability. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Administrative Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Administrative Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Administrative Committee may, in such event, at its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

              (a)  To such person directly;

              (b)  To the guardian of his person or his estate;

              (c) To a relative or friend of such person to be expended for his benefit; or

              (d) To a custodian for such person under any Uniform Gifts to Minors Act.

        The decision of the Administrative Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Administrative Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Administrative Committee shall operate as a complete discharge of all obligations of the Trustee and the Administrative Committee, to the extent of the distributions so made.

        8.06 Accounts Charged. The Administrative Committee shall charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

        8.07 Payments Only from Trust Fund. All benefits of the Plan shall be payable solely from the Trust Fund and neither the Employer, Administrative Committee, nor Trustee shall have any liability or responsibility therefor except as expressly provided herein.

        8.08 Participant Benefit Payment Election. The Administrative Committee may permit a Participant who terminates employment after attaining Normal Retirement Age to elect any of the forms of payment of retirement benefits prescribed by Section 8.02. Upon the Participant's request, the Administrative Committee shall furnish the Participant an appropriate form for the using of the election. The Participant shall make an election under this
Section 8.08 by filing the election form with the Plan Administrator on or before the last day of the Plan Year following which the Trustee would otherwise commence to pay a Participant's vested Accrued Benefit in accordance with the requirements of Section 8.01. The Participant shall not make any election for an optional form of retirement benefit under which the present value of the retirement benefits payable solely to the Participant will not be greater than fifty percent (50%) of the present value of the total retirement benefits payable to the Participant and hi Beneficiaries. The Administrative Committee shall determine "present value" as of the date the Trustee is to commence payment of the retirement benefits to the Participant. The Administrative Committee shall charge the electing Participant's Account for any expense incurred in making the "present value" determination. If the Administrative Committee determines not to permit the Participant's election, it shall direct the Trustee in writing to make distribution of the Participant's Vested Accrued Benefit to him in accordance with Section 8.02. The Administrative Committee shall apply the Provisions of this Section 8.08 in a nondiscriminatory and uniform manner. Should the Administrative Committee reject the Participant's claim in whole or in part the appeal procedures in Section 11.09 shall apply.

        8.09  Hardship Withdrawals.

              (a) Definition of Hardship. A Participant shall be entitled to a Hardship Withdrawal from his separate Employee Saving Plus Account established for Employee Salary Deferral Contributions if:

                   (1)  There is an immediate and heavy financial need, and

                   (2) Other resources are not reasonably available to meet the need, and

        With regard to satisfaction of requirement 8.09(a)(1) above, the following expenses am: deemed to constitute immediate and heavy financial needs:

                        (i) Medical expenses described in Code Section 213(d) which are incurred by the Employee, his spouse or any dependents, and which are not covered by insurance or expenses necessary for these persons to obtain medical care;

                        (ii) Purchase (excluding mortgage payments) of a principal residence for the Employee;

                        (iii) Payment of tuition for the next twelve months for post-secondary education for the Employee, his spouse or children; and

                        (iv) Payment of amounts necessary to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

        In determining whether expenses constitute an "immediate and heavy financial need", or if the requirement of 8.09(a)(2) above is met, the Administrative Committee, acting in a uniform and nondiscriminatory manner, can reasonably rely upon the representations of the Employee regarding the Employee's financial affairs, and the Administrative Committee shall not be required to make an independent investigation of the Employee's financial affairs.

        The Administrative Committee in so relying upon such financial representations of the Employee shall consider all relevant facts and circumstances. A distribution will be treated as necessary to satisfy a financial need of an Employee if such need cannot be relieved by:

              a.  Reimbursement or compensation by insurance or otherwise,

              b. Reasonable liquidation of the Employee's assets to the extent such liquidation would not itself cause an immediate and heavy financial need,

              c. Cessation of elective contributions or Employee Contributions under the Plan, or

              d. Other distribution or nontaxable (at the time of the loan) loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable terms.

        The above listed possible sources of other financial remedies available to the Employee shall be deemed to include those assets of the Employee's Spouse and minor children that are reasonably available to the Employee, excluding such property held for the Employee's child under an irrevocable trust or under the Uniform Gifts to Minors Act.

              (b) Amount of Hardship Withdrawal. The amount of any approved Hardship Withdrawal shall not exceed the lesser of the Participant's:

                   (1) Employee Savings Plus Account balance, without earnings, or

                   (2) his cumulative Employee Salary Deferral Contributions, or

                   (3) the amount of the Employee's immediate and heavy financial need.

              The amount of any approved Hardship Withdrawal shall include amounts necessary to pay any Federal, state or local taxes or penalties reasonably anticipated to result from such withdrawal.

              (c) Prior Withdrawal of Employee Non-Deductible Contributions Required. A Participant shall not be permitted to make a Hardship Withdrawal unless he has already withdrawn any amount credited to his separate Account established for Employee Non-Deductible Contributions (if applicable).

              (d) Manner of Making Withdrawals. Any request for a Hardship Withdrawal by a Participant must be filed with the Administrative Committee in writing specifying the nature of the withdrawal (and the reasons therefore, if a Hardship Withdrawal), the amount of funds requested to be withdrawn, and the investment Account (if applicable) which should be redeemed to make the withdrawal. Upon approving any withdrawal, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the withdrawal in a lump sum payment of cash to the Participant. In making any such withdrawal payment, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

        8.10 Direct Rollover. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        Definitions.

              (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income unrealized appreciation with respect to employer securities).

              (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

               ARTICLE IX - EMPLOYER ADMINISTRATIVE PROVISIONS


        9.01 Information. The Employer shalL upon request, or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Administrative Committee and Trustee to perform their respective duties and functions under the Plan. The Employer's records as to the current information the Employer furnishes to the Administrative Committee and Trustee shall be conclusive to all persons.

        9.02 No Liability. Subject to Article XII hereof, the Employer assumes no obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Administrative Committee or the Trustee.

        9.03 Employer Action. Any action required of the Employer shall be by resolution of its Board of Directors or by a person authorized to act by Board resolution.

        9.04 Indemnity. The Employer agrees it will indemnify and hold harmless the Board of Directors, individual Trustees, and the members of the Administrative Committee, and each of then; from and against any and an loss resulting from liability to which the Board of Directors, individual Trustees, and the Administrative Committee, or the members of the Board of Directors and Administrative Committee, may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 9.04 shall not relieve the Board of Directors, individual Trustee(s), or any members of the Administrative Committee from any liability they may have under the Act for breach of a fiduciary duty.

                     ARTICLE X - ADMINISTRATIVE COMMITTEE


        10.01 Appointment of Committee. The Employees Board of Directors shall appoint an Administrative (Retirement) Committee consisting of not less than 3 members to administer the Plan, the members of which may also be Participants in the Plan.

        10.02 Term. Each member of the Administrative Committee shall serve until his successor is appointed. Any member of the Administrative Committee may be removed by the Board of Directors, with or without cause. The Board of Directors shall have the power to fill any vacancy which may occur. An Administrative Committee member may resign upon written notice to the Employer.

        10.03 Compensation. The members of the Administrative Committee shall serve without compensation for services in behalf of the Plan, but the Employer shall pay all expenses, including the expenses for any bond required under Act
Section 412. To the extent such expenses are not paid by the Employer, they shall be paid by the Trustee from the Trust Fund.

        10.04 Powers of Administrative Committee. Subject to Article XII hereof, the Administrative Committee shall have the following powers and duties:

              (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

              (b) To adopt rules of procedure and regulations necessary for the administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

              (c) To determine all questions with regard to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan and the value of the Accrued Benefit of each Participant;

              (d) To enforce the terms of the Plan and the rules and regulations it adopts;

              (e) To direct the Trustee as respects the crediting and distribution of the Trust and all other matters within its discretion as provided in the Trust Agreement;

              (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

              (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

              (h) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

              (i) To prescribe procedures to be followed by distributees in obtaining benefits;

              (j) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

              (k) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

              (l) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Accrued Benefits under the Plan;

              (m) To select a secretary, who need not be a member of the Administrative Committee;

              (n)  To interpret and construe the Plan;

              (o) To select the issuing company or companies from which Insurance Contracts shall be purchased as may be provided herein; and to determine the type, and kind of such contract;

              (p) To engage the services of an Investment Manager or Managers (as defined in Act Section 3 (38)) each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan Asset under its control; and

              (q) To direct the Trustee in the investment reinvestment and disposition of the Trust Fund as provided in the Trust Agreement.

        10.05 Manner of Action. The decision of a majority of the members of the Administrative Committee appointed and qualified shall control. In case of a vacancy in the membership of the Administrative Committee, the remaining members of the Administrative Committee may exercise any and all of the powers, authorities, duties and discretion conferred upon such Administrative Committee, pending the filling of the vacancy. The Administrative Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Administrative Committee shall maintain adequate records of its decisions.

        10.06 Authorized Representative. The Administrative Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. The Administrative Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

        10.07 Nondiscrimination. The Administrative Committee shall administer the Plan in a uniform nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries.

        10.08 Interested Member. No member of the Administrative Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his omit benefits under the Plan unless there is only one person acting alone in the capacity as the Administrative Committee.

        10.09 Funding Policy. The Administrative Committee shall review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan to determine the appropriate methods of carrying out the Plan's objectives. The Administrative Committee shall communicate annually to the Trustee or to any Plan Investment Manager (herein so-called), if any, the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

        10.10 Individual Statement. As soon as practicable after the Valuation Dates of each Plan Year, but within the time prescribed by the Act and the regulations under the Act, the Administrative Committee will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information the Act requires be furnished the Participant or Beneficiary. No Participant, except a member of the Administrative Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

        10.11 Books and Records. The Administrative Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Administrative Committee.

        10.12 Unclaimed Account Procedure. Neither the Trustee nor the Administrative Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Administrative Committee, by certified or registered mail addressed to his last known address of record with the Administrative Committee or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this section. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Administrative Committee within six (6) months from the date of mailing of the notice, or before this Plan is terminated or discontinued, whichever should first occur, the Administrative Committee shall direct the Trustee to segregate the Participant's unclaimed Accrued Benefit in a nontransferable deferred annuity or in a segregated interest bearing Account in the name of the Participant or Beneficiary. The Administrative Committee shall then notify the Social Security Administration of the Participants (or Beneficiary's) failure to claim the distribution to which he is entitled. The Administrative Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with procedures it has established for this purpose. The segregated Account shall be entitled to all income it earns and shall bear all expense or loss it incurs.

        10.13 Valuation. Within a reasonable time after the close of each Plan Year, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, and disbursements, and other transactions effected by it during such Plan Year, and showing all the asset of the Trust Fund and the cost and fair market value thereof. This statement shall be delivered to the Administrative Committee.
The Administrative Committee shall then cause to be prepared, and shall deliver to each Participant or Former Participant an annual report disclosing the status of his Accounts in the Trust. the Trustee's determination of the fair market value of the assets of the Trust Fund and the Administrative Committee charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder, subject to Section 11.09.

              ARTICLE XI - PARTICIPANT ADMINISTRATIVE PROVISIONS


        11.01 Beneficiary Designation. Each Participant may from time to time designate, in writing, a Beneficiary and/or a Contingent Beneficiary to whom the Trustee shall pay his Accrued Benefit in the Trust Fund in the event of his death. The Administrative Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Administrative Committee, it effectively shall revoke all designations filed prior to that date by the same Participant. As a condition to any married Participant designating a Beneficiary other than his spouse, the Administrative Committee shall require the spouse's written consent. The spouse's signature must be notarized by a notary public or witnessed by a plan representative.
The spouse's consent must acknowledge the effect of waiving his (her) rights under the Plan and specifically consent to the election of any alternate beneficiary other than the spouse.

        11.02 No Beneficiary Designation. With respect to any death benefit provided hereunder, the Participant shall file a beneficiary designation with the Committee and the Participant, during his lifetime, shall have the right, which may be successively exercised by written instrument filed with and received by the Committee, to request a change of his designated beneficiary. In the event the designated beneficiary is not living at the death of the Participant, or if no beneficiary has been designated, the death benefit shall be payable to the spouse of the Participant, if living; otherwise to his children, equally per stirpes; if none, then to the estate of the Participant.

        11.03 Personal Data to Administrative Committee. Each Participant and Beneficiary must furnish to the Administrative Committee evidence, data, or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true, and complete evidence, data, and information when requested by the Administrative Committee, provided the Administrative Committee shall advise each Participant of the effect of his failure to comply with its request.

        11.04 Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Administrative Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, shall be sent to the last address filed with the Administrative Committee, or if no such address has been filed, then the last address indicated on the records of the Employer, shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States mail, postage prepaid.

        11.05 Assignment or Alienation. To the extent permitted by law, the Participant may not anticipate, encumber, alienate or assign any of his rights, claims, or interests in this Plan or any part thereof, or any payments, benefits, or rights arising by reason of this Plan shall in any way be subject to the Participant's debts, contracts, or engagements, or to any judicial processes to levy upon or attach the same for payment thereof.

        Notwithstanding the above, in the event of a Qualified Domestic Relations Order. No violation of the non-alienation provisions of ERISA occurs where a portion of the benefits of a Participant is required to be paid to the Participant's spouse pursuant to a Qualified Domestic Relations Order.
A "Qualified Domestic Relations Order" is a judgment or decree (including approval of the property settlement agreement that relates to the provisions of child support, alimony payments or marital property, rights to a spouse, former spouse, child or other dependent of a Participant and is made pursuant to a state domestic relations law. The Qualified Domestic Relations Order may not alter the amount, time, or form of payment of plan benefits.

        11.06 Litigation Against the Trust. If any legal action is filed against the Trustee, Board of Directors, or the Committee, or against any member or members of the Committee or Board of Directors, by or on behalf of any Participant or Beneficiary, the Employer shall reimburse the Trust, the Board of Directors,

Administrative Committee and any member or members of the Administrative Committee or Board of Directors, for all costs and fees expended by it or them by surcharging all costs and fees against the same payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges.

        11.07 Information Available. Any Participant in the Plan or any Beneficiary may examine copies of the summary plan descriptions latest annual report, any bargaining agreement, this Plan, trust, or any other instrument under which the Plan was established or is operated. The Administrative Committee will maintain all of the items listed in this Section in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under the Act for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Administrative Committee shall furnish him with a copy of any item listed in this Section. The Administrative Committee may make a reasonable charge to the requesting person for the copy so furnished.

        11.08 Beneficiary's Right to Information. A Beneficiaries right to (and the Administrative Committee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

        11.09 Appeal Procedure for Denial of Benefits. The Administrative Committee shall provide adequate notice in writing to any Participant or to any Beneficiary (claimant) whose claim for benefits under this Plan has been denied. The Administrative Committee notice to the claimant shall set forth:

              (a)  The specific reason for the denial;

              (b) Specific reference to pertinent Plan provisions on which the Administrative Committee based its denial;

              (c) A description of any additional material and information needed for the claimant to perfect his claim and an explanation of why the material or information is needed;

              (d)  A statement that the claimant may:

                   (1) request a review upon written application to the Committee;

                   (2)  review pertinent Plan documents; and

                   (3)  submit issues and comments in writing; and

              (e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the Administrative Committee within seventy-five (75) days after receipt of the Administrative Committee's notice of denial of benefits. The Administrative Committee's notice must further advise the claimant that his failure to appeal the action to the Administrative Committee in writing within the seventy-five (75) day period will render the Administrative Committee's determination final, binding, and conclusive.

        If the claimant should appeal to the Administrative Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Administrative Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrative Committee shall advise the claimant of its decision within sixty (60) days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the st, (60) day limit infeasible, but in no event shall the Administrative Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.

A written statement stating the decision on review, the specific reasons for the decision and the specific Plan provisions on which the decision is based shall be mailed or delivered to the claimant within such st, (60) (or one hundred twenty (120)) day period.

        The Administrative Committee's notice of denial of benefits shall identify the name of each member of the Administrative Committee and the name and address of the Administrative Committee member to whom the claimant may forward his appeal.

        11.10 No Rights Implied. Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any benefit, or the payment of any benefit, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against the Employer or any officer, director, or Employee of the Employer, or its agents or employees.

                       ARTICLE XII - FIDUCIARIES DUTIES


        12.01 Named Fiduciary. The "Named Fiduciary" of the Plan shall consist of the following:

              (a)  The Employer;

              (b)  The Administrative Committee;

              (c)  The Trustee; and

              (d) Such other person or persons that are designated to carry out fiduciary responsibilities under the Plan in accordance with Section 12.03 (c) hereof.

        Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Named Fiduciary may employ one or more persons to render advice with regard to any responsibility such Named Fiduciary has under the Plan.

        12.02 Allocation of Responsibilities. The powers and responsibilities of the Named Fiduciary are hereby allocated as indicated below:

              (a) Employer. The Employer shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Employer under the Plan and Trust Agreement shall be exercised by resolution of the Employer's Board of Directors.

              (b) Administrative Committee. The Administrative Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement, except with respect to dudes and responsibilities specifically allocated to other fiduciaries. The Administrative Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Trustee shall follow the Administrative Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards, or would be contrary to the terms of the Plan or Trust Agreement.

        The Administrative Committee shall have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Administrative Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement.

        The Trustee shall follow the Administrative Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.

              (c) Trustee. The Trustee shall have the dudes and responsibilities set out in the Trust Agreement, sublet however, to direction by the Committee as set out in the Trust Agreement.

              (d) Allocation. Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 12.03 hereof, or as otherwise provided herein or in the Trust Agreement.

        This Article is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries, unless such sharing shall be provided by a specified provision of the Plan or Trust Agreement.

        12.03 Procedures for Delegation and Allocation of Responsibilities. Fiduciary responsibilities may be allocated as follows:

              (a) The Administrative Committee may specifically allocate responsibilities to a specified member or members of the Administrative Committee.

              (b) The Administrative Committee may designate a person or persons other than a Named Fiduciary to carry out fiduciary responsibilities under the Plan (this authority shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed fiduciaries of the Plan).

              (c) The Administrative Committee may appoint an Investment Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or a portion thereof).

              (d) If at any time there be more than one Trustee serving under the Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or dudes among themselves in such manner as they shall agree.

        Any allocation of responsibilities pursuant to this Section shall be made by filing a written notice thereof with the Administrative Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

        12.04 General Fiduciary Standards. Subject to Section 12.05 hereof, a Named Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and:

              (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

              (b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

              (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

              (d) In accordance with documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

        12.05 Liability Among Co-Named Fiduciaries.

              (a) General. Except for any liability which he may have under the Act, a fiduciary shall not be liable for the breach of a fiduciary duty or responsibility by another fiduciary of the Plan except in the following circumstances:

                   (1) He participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

                   (2) By his failure to comply with the general fiduciary standards set out in Section 12.04 hereof in the administration of his specific responsibilities which give rise to his status as a fiduciary to commit a breach; or

                   (3) He has knowledge of a breach by such other fiduciary and he does not undertake reasonable efforts under the circumstances to remedy the breach.

              (b) Co-Trustees. In the event that there are two or more Trustees serving under the Trust Agreement each should use reasonable care to prevent a Co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

              (c) Liability Where Allocation is in Effect. To the extent that fiduciary responsibilities axe specifically allocated by a Named Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Named Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility, except to the extent that the Named Fiduciary violated
Section 12.04 hereof (i) with respect to such allocation or designation, (ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation or (iv) the Named Fiduciary would otherwise be liable in accordance with this Section 12.05.

              (d) Liability of Trustee Following Administrative Committee Directions. No Trustee shall be liable for following instructions of the Administrative Committee given pursuant to Section 12.02 (b) and (c) hereof.

              (e) No Responsibility for Employer Action. Neither the Trustee, nor the Administrative Committee, shall have any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan, nor shall the Trustee, nor the Administrative Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution.

              (f) No Duty to Inquire. Neither the Trustee nor the Administrative Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of others.

              (g) Liability of Trustee Where Investment Manager Appointed. If an Investment Manager has been appointed pursuant to Section 12.03 (c) hereof then neither the Trustee nor the Administrative Committee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

              (h) Successor Fiduciary. No Named Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before he became a Named Fiduciary or after he ceased to be a Named Fiduciary.

          ARTICLE XIII - DISCONTINUANCE, AMENDMENT, AND TERMINATION


        13.01 Discontinuance. The Employer shall have the right at any time, to suspend or discontinue its contributions under the Plan.

        13.02 Amendment. The Employer shall have the right at any time to amend the Plan in any manner it deems necessary or advisable in order to quit, (or maintain qualification of) the Plan and Trust under the provisions of Code
Section 401(a) and to amend the Plan in any other manner, provided no amendment shall:

              (a) Authorize or permit any of the Trust Find (other than the part which is requited to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

              (b) Cause or permit any portion of the Trust Fund to revert to or become the property of the Employer;

              (c) Increase duties or responsibilities of the Trustee or the Administrative Committee without the written consent of the affected Trustee or the affected member of the Administrative Committee.

              (d) Revise the vesting schedule under the Plan unless each Participant having three (3) years or more of Service is permitted to elect within a reasonable period after the adoption of such amendment to have his vested benefit computed under the Plan without regard to such amendment; a reasonable period for purposes of this Section shall be a period which begins no later than the date the Plan amendment is adopted and ends no later than the last to occur of the following:

                   (1) sixty (60) days after the date of Plan amendment is adopted;

                   (2) sixty (60) days after the day on which the Plan amendment becomes effective; or

                   (3) sixty (60) days after a Participant is issued written notice of the Plan amendment

              (e) Revise the vested benefit of a Participant determined as of the later of the date such amendment is adopted, or the date such amendment becomes effective, ff such revised vested benefit is less than that computed under the Plan without regard to such amendment.

        The Employer shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

        13.03 Termination. The Employer shall have the right to terminate the Plan at any time. The Plan shall terminate upon the first to occur of the following:

              (a)  The date terminated by action of the Board of Directors;

              (b) The date the Employer shall be judicially declared bankrupt or insolvent; or

              (c) The dissolution, merger, consolidation, or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provisions to continue the Plan, in which event the successor or purchaser shall be substituted as the Employer under this Plan.

        13.04 Vesting on Termination or Suspension. Notwithstanding any other provision of the Plan to the contrary, upon the date of full or partial termination of the Plan, or, upon complete discontinuance of contributions to the Plan, an affected Participant's right to his Accrued Benefit shall be one hundred percent (100%) vested and nonforfeitable. The Administrative Committee shall interpret and administer this Section 13.04 in accordance with the intent and scope of the Regulations issued under Code Section 411(d)(3).

        13.05 Procedure on Termination. In the event of termination of the Plan or permanent discontinuance of Employer contributions, the Employer shalt at its sole discretion, authorize any one of the following procedures:

              (a) Continue Trust. To continue the Trust in operation in all respects until the Trustee has distributed all benefits under the Plan, except that no further persons shall become Participants, no further contributions shall be made, all Accounts shall be fully vested, and no further payments shall be made, except in distribution of the Trust Fund and payment of administration expenses; or

              (b) Liquidate Plan. To wind up and liquidate the Plan and Trust and distribute the assets thereof after deduction of all expenses to the Participants, Former Participants, and Beneficiaries in accordance with their respective Accounts as then constituted. If the Employer makes no election before termination, then this subsection (b) will govern distribution of the Trust Fund.

        13.06 Merger. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

        13.07 Notice of Change in Terms. The Administrative Committee, within the time prescribed by the Act and applicable regulations, shall furnish all Participants and Beneficiaries a summary plan description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by the Act to be furnished without charge.

        13.08 Initial Qualification. Notwithstanding any other provisions of this Plan, the Employees adoption of this Plan is subject to the condition precedent that the Plan initially shall be approved and deemed qualified by the Internal Revenue Service as satisfying the requirements of Section 401(a) of the Code and that the Trust shall be entitled to exemption under the provisions of Section 501(a). In the event the Employer shall fail to secure such initial determination, the contributions made by the Employer together with any income received or accrued thereon less any expenses paid shall be returned to the Employer and the Plan and Trust shall terminate. No Participant or Beneficiary shall have any right or claim to the Trust Fund, or to any benefit under the Plan, before the Internal Revenue Service initially determines that the Plan and Trust quit, under the provisions of Sections 401(a) and 501(a) of the Code.

        13.09 Reversion of Suspense Account. Notwithstanding any provisions contained herein to the contrary, the Employer reserves the right to recover, upon the termination of the Plan and Trust Fund, any amounts held in a Suspense Account that cannot be allocated to the accounts of Participants and their Beneficiaries in the year of termination, because of the limitations contained in Section 6.09 of the Plan and Section 415 of the Code, after the satisfaction of all fixed and contingent obligations to Participants and their Beneficiaries under the Plan.

        13.10 Distributions Upon Plan Termination. All Elective Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor an Affiliated Employer maintains a successor plan.

        13.11 Distributions Upon Sale Of Assets. All Elective Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto, shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

        13.12 Distributions Upon Sale Of Subsidiary. All Elective Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.

                         ARTICLE XIV - THE TRUST FUND


        14.01 Purpose of the Trust Fund. A Trust Fund has been created and will be maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement or Group Annuity Contract. All contributions to be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

        14.02 Appointment of Trustee. (If applicable) trustee(s) shall be appointed by the Board of Directors to administer the Trust Fund. The Trustee's obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

        14.03 Exclusive Benefit of Participant.  Subject to Sections 5.04 and
13.08 hereof the Trust Fund will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries or for expenses of administration. Notwithstanding the preceding sentence, as provided in Section 13.09 hereof, the Employer reserves the right to recover any amounts held in a Suspense Account at the termination of the Trust Fund that cannot be allocated to the Accounts of Participants and their Beneficiaries in the year of termination because of the limitations contained in Section 6.09 of the Plan and Section 415 of the Code.

        14.04 Benefits Supported Only By the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.

            ARTICLE XV - PARTICIPATION BY AFFILIATE OF COMPANY AND
                EMPLOYMENT WITH A MEMBER OF A CONTROLLED GROUP


        15.01 Employment With a Member of a Controlled Group. Any employment service completed by an Employee with an Affiliated Employer, shall be credited as service with the Employer for purposes of determining "participation" and "vesting" under the Plan. Determination of membership within the controlled group shall be determined under the provisions of Section 1563(a) of the Code, but without regard to Section 1563(a)(4) and (e)(3)(c).

        15.02 Adoption by Affiliates. Any corporation or other business entity which is a member of an affiliated group (as defined in Section 1504(a) of the Code, or any successor provision), which includes the Company, may, with the consent of the Company, adopt the Plan for its Employees. Such adoption shall be made by resolution of such corporation's Board of Directors and an instrument executed by its officers pursuant thereto. The provisions of the Plan shall apply to each Employer, except as provided in the instrument adopting the Plan and Trust otherwise specifically provided herein.

        15.03 Amendment. If the Plan and Trust are amended by the Company, after they are adopted by such affiliate, unless otherwise expressly provided, they shall be treated as so amended by such other business entity without the necessity of any action on its part.

        15.04 Withdrawal by Affiliated Employers.

              (a) Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six months' advance notice in writing of the intention to withdraw, (unless a shorter notice shall be agreed to by the Board of Directors).

              (b)  After an Employer has given notice as provided in subsection
(a), the Plan Administrator shall establish an amount of the Trust Fund to be allocated to such Employer's portion of the Plan. No Participant of the Plan, including Participants who are Employees of the withdrawing Employer, shall receive a benefit immediately after such withdrawal, determined as if the Plan had terminated at that time, which is less than the benefit such Participants would have received immediately prior to such withdrawal had the Plan terminated at that time.

              (c) If the Trust is not to be terminated with respect to the withdrawing Employer, then as of the date of withdrawal, the Trustee shall distribute securities, property or money of the Trust Fund representing the portion of the Trust Fund allocated to the withdrawing Employer and such securities, property or money shall thereafter be held and invested as a separate trust fund pursuant to the terms of the plan adopted by the withdrawing Employer.

              (d) If the Plan is to be terminated with respect to the withdrawing Employer, then the amount set aside pursuant to subsection (b) shall be dealt with according to the provisions of Article XIII.

                  ARTICLE XVI - DIRECTED INVESTMENT OPTIONS


        16.01 Authorized Investment Funds. The Administrative Committee will provide for the investment of Plan assets in funds and will permit the Participant designate to which funds his Accounts are to be invested. Investment funds will be developed by the Trustee to accommodate this direction. Should the Administrative Committee authorize such Participant directed investment options, the investment funds to accommodate this direction shall include at least the following:

              (a) "Income Fund" which is a fund consisting of various investments which may include a. portfolio of United States Government obligations, Certificates of Deposit, and investment grade corporate bonds of reasonably short maturity, fixed income mutual funds and, from time to time, money market investments. The investment goal of this fund is to earn a competitive short-term rate of return with little or no risk of capital loss.

              (b) "Equity Fund" which is a broadly diversified portfolio of common stock and similar equities growth mutual funds and, from time to time, money market investments. The investment goal of this fund is long-term growth.

        The Administrative Committee may increase the number of authorized investment funds by agreement with the Trustee.

        Effective July 1, 1994, the Administrative Committee may direct the Trustee to establish an investment fund to be known as the 'State Street Boston Corporation Stock Fund' which shall be invested in shares of common stock of State Street Boston Corporation. Such fund may also be invested in cash or cash-equivalent short-term investments.

        16.02 Participant Direction. In accordance with Section 16.01 above, each Participant may direct, on forms provided by the Administrative Committee, that contributions to his Account be invested in the various investment funds provided under Section 16.01. A Participant may redirect the investment of his Accounts as well as future contributions. The election to direct or redirect the investment of Accounts will be made during such times as the Administrative Committee shall determine, after consultation with the Trustee. The Administrative Committee may impose such limitations on such direction of Account investments as it deemed appropriate for example, limitations on minimum percentage investments in an investment fund or minimum notice periods when Accounts may be redirected.

        16.03 Participant Non-Direction. If a Participant fails to direct the investment of his Accounts, such Accounts shall be invested in the investment fund selected on a uniform basis by the Administrative Committee from time to time.

        16.04 Notwithstanding any other provisions of Sections 16.01, 16.02, or 16.03, the Employer Profit Sharing Contributions shall be invested as the Administrative Committee may direct. Participants shall neither direct nor redirect the investment of any such Employer Profit Sharing Contributions or Profit Sharing Accounts.

        16.05 Employee Salary Deferral Contributions, Employee Rollover Contributions and Employer Matching Contributions may be invested in one or more of the investment funds in multiples of 25%, 50%, 75% or 100% of such allowable contributions.

                        ARTICLE XVII - TOP-HEAVY RULES


        17.01 Top-Heavy Status. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provision in the Plan. The following definitions apply in making this determination:

              (a) Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer, (if such officers Compensation exceeds 50% of the annual benefit limit for defined benefit plans, as indexed, pursuant to
Section 415(b)(1)(A)), (ii) an owner (or considered wa owner under Section 318 of the Code) of one of the ten largest interests in the Employer, (if such individual's Compensation exceeds the dollar Limit on Annual Additions to a Defined Contribution Plan under Section 415 of the Code), (iii) a five percent Owner of the Employer, or (iv) a one percent Owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with
Section 416(i) (1) of the Code and the regulations thereunder. A Non-Key Employee is any Employee who does not meet the definition of Key Employee contained herein.

              (b) Top-Heavy Plan. For any Plan Year after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

                   (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent, and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or

                   (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60 percent, or

                   (3) If this Plan is a part of a Required Aggregation Group, and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

              (c)  Top-Heavy Ratio.

                   (1) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any Defined Benefit Plan which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any distributions of any Account balances or any Accrued Benefits made in the five-year period ending on the Determination Date and contribution which is due but unpaid as of the Determination Date.

                   (2) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plan would have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances under the Defined Contribution Plans for all Key Employees and the present value of Accrued Benefits under the Defined Benefit Plans for all Key Employees, and the Denominator of which is the sum of the Account balances under the Defined Contribution Plans for all Participants and the present value of the Accrued Benefits under the Defined Benefit Plans for all Participant.

Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distributions of any Account balances or any Accrued Benefits made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

                   (3) For purposes of (2) and (3) above, the value of Account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date. The Account balances and Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded, provided he had performed no service with the Employer during the last five Plan Years. The calculation of the Top-Heavy Ratio, and the extent to which distributions, Followers, and the transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year

              (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer, which when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4)410 of the Code.

              (e) Required Aggregation. (i) Each qualified plan of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of sections 401(a)(4) and 410 of the Code.

        Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part is Top-Heavy, the Accrued Benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all Plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

              (f) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

              (g) Valuation Date. The last day of the Limitation Year for which Account balances or Accrued Benefits are valued for purposes of calculating the Top-Heavy Ratio.

              (h) Present Value. Present value shall be based upon assumptions provided for under Section 416 of the Code and regulations.

        17.02 Minimum Allocation.

              (a) Except as otherwise provided in (c) and (d) below, the Employer Profit Sharing Contributions, and Forfeitures attributed to previously allocated Employer Profit Sharing Contribution, allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation, or in the case where the Employer has no Defined Benefit Plan which designates this plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. If the highest rate allocated to a Key Employee for a year in which the Plan is Top-Heavy is less than 3%, then amounts contributed as a result of a Salary Deferral Agreement must be included in determining contributions made on behalf of Key Employees. The Minimum Allocation is determined without regard to any Social Security contribution. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or


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

would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee Contributions to the Plan, or (iii) Compensation less than a stated amount.

              (b) For purposes of computing the Minimum Allocation, Compensation will mean Compensation as defined in Section 2.12.

              (c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

              (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under may, other plan or plans of the Employer and the Employer has provided the Minimum Allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.

        17.03 Minimum Vesting. For any Plan Year in which this Plan is Top-Heavy, one of the minimum vesting schedules will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 and benefit accrued before the Plan became Top-Heavy.

        Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy, and such Employee's Account balance attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

        The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer Contributions shall be determined on the basis of the following:

                  Years of Service             Vesting Percent
                  --------------------------------------------
                  Less than 2 years                   0%
                  2 years                            20%
                  3 years                            40%
                  4 years                            60%
                  5 years or more                   100%

        Provided, however, ff the Plan should become Top-Heavy, for purposes of applying the above listed table, any Employer Contributions not already 100% vested will be 100% vested immediately, for such Plan Year, if such contributions are Qualified Employer Deferral Contributions that are taken into account for purposes of meeting the Actual Deferral Percentage test described in Section 4.05.

        If the vesting schedule under the plan shifts in or out of the preceding schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule, and the election in Section 13.02(d) of the Plan applies.

        17.04 Limitation on Allocations. If, during any Limitation Year, the Participant is a participant in both a Defined Contribution Plan and a Defined Benefit Plan, which are a part of a Top-Heavy group, the Administrative Committee shall apply the limitations of Article VI to such Participant by substituting "100%" for "125%" each place it appears in Section 6.09. This
Section 17.04 shall not apply if:

              (a) The Plan would satisfy Section 17.02 if the guaranteed minimum contribution was one percent (l%) greater than the guaranteed minimum contribution the Administrative Committee otherwise would calculate;

              (b)  The Top-Heavy Ratio does not exceed ninety percent (90%).

        17.05 Compensation Limitations. Shall mean the first $200,000 (or, beginning January 1, 1988, such larger amount as the (Commissioner of Internal Revenue may prescribe) of Compensation pursuant to Code Section 416(d).

        17.06 Participation In More Than One Plan. If a Non-Key Employee participates in a Top-Heavy Defined Benefit Plan maintained by the Employer,
Section 17.02 will not apply to the Non-Key Employee and the Top-Heavy Defined Benefit Plan will provide the "minimum benefit accrual," offset by the benefit provided in this Defined Contribution Plan.

                        ARTICLE XVIII - MISCELLANEOUS


        18.01 Execution of Receipts and Releases, Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust Fund. The Administrative Committee may require such a Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it shall determine.

        18.02 No Guarantee of Interests. Neither the Trustee (if applicable), the Insurer, the Administrative Committee, nor the Employer guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Administrative Committee and the Trustee or Insurer to make any payment from the Trust Fund is limited to the then available assets of the Trust Fund.

        18.03 Payment of Expenses. All expenses incident to the administration, termination, protection of the Plan and Trust Fund, including but not limited to legal, accounting, and Trustee or investment management fees shall be paid by the Employer, except that in case of failure of Employer to pay the expenses they will be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund.

        18.04 Employer Records. Records of the Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefore, leaves of absence, re-employment and compensation will be conclusive for all persons, unless determined to be incorrect.

        18.05 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision of any matter within the Named Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

        18.06 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

        18.07 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        18.08 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegal or invalid provisions of the Plan shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

        18.09 Notice. Any notice required to be given herein by the Trustee, the Employer, or the Administrative Committee, shall be deemed delivered, when personally delivered, or placed in the United States mail, in an envelope addressed to the last known address of the person to whom the notice is given.

        18.10 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

        18.11 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Administrative Committee, and their successors.

        18.12 Headings. The titles and headings of Articles and sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

        18.13 Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of North Carolina, except to the extent North Carolina law is preempted by Federal statute.

        Signed the ____ day of _______, 1990, but effective as of the 1st day of September 1990.


                                    WENDOVER FUNDING, INC.


                                    ---------------------------------------
                                    Jeffrey S. Taylor - President



Attest:


- ---------------------------------------
Secretary